UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: July 30, 2008

(Date of earliest event reported)

RUBICON TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File No.	36-4419301
(State of Incorporation)	001-33834	(I.R.S. Employer Identification No.)

9931 Franklin Avenue Franklin Park, Illinois	60131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(847) 295-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 30, 2008, Rubicon Technology, Inc. (“Rubicon”) issued a press release and Rubicon will host a conference call on July 30, 2008 at 7:30 a.m. Central Time to announce its financial results for the quarter ended June 30, 2008. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Rubicon is making reference to non-GAAP financial information in both the press release and the conference call. Certain of the non-GAAP measures are described below and are included in the reconciliation to the corresponding GAAP measures in the financial tables contained in the press release.

GAAP diluted earnings per share were $0.10 in the second quarter and diluted earnings per share on a non-GAAP basis (excluding the costs of Rubicon’s secondary offering) were $0.12. GAAP operating margin in the second quarter was 15.6% and non-GAAP operating margin (excluding costs of the secondary offering) was 20.3%. GAAP operating expenses in the second quarter were $2.5 million as compared to non-GAAP operating expenses (excluding secondary offering costs) of $2.0 million in the second quarter.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
99.1	Press Release of Rubicon Technology, Inc. dated July 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Date: July 30, 2008	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Chief Financial Officer

Exhibit No.	Exhibit
99.1	Press Release of Rubicon Technology, Inc. dated July 30, 2008.